As filed with the Securities and Exchange Commission on June 1, 2023
No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	4911	98-1588588
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6650 SW Redwood Lane, Suite 210
Portland, OR 97224
(971) 371-1592
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Temple
General Counsel
6650 SW Redwood Lane, Suite 210
Portland, OR 97224
(971) 371-1592
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Jason M. Brauser
James M. Kearney
Stoel Rives LLP
760 SW Ninth Avenue, Suite 3000
Portland, OR 97205
Tel: (503) 224-3380

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED June 1, 2023
PRELIMINARY PROSPECTUS
$500,000,000
NUSCALE POWER CORPORATION
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time issue up to $500,000,000 aggregate dollar amount of Class A Common Stock, preferred stock, debt securities, warrants or units of securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in a prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in a prospectus supplement.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.
Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “SMR.” On May 26, 2023, the closing sale price of our Class A Common Stock was $7.79 per share. Our warrants are listed on the NYSE and trade under the symbol “SMR.WT.” On May 26, 2023, the closing sale price of our warrants was $1.70 per warrant.
We are an “emerging growth company” as defined under applicable federal securities laws, and therefore are subject to certain reduced public company reporting requirements. Our principal executive offices are located at 6650 SW Redwood Lane, Suite 210, Portland, OR 97224, and our telephone number is (971) 371-1592.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States: We have taken no actions that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.
We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information; Incorporation of Documents by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, references to “the Company,” “NuScale,” “we,” “our,” and “us,” refer to NuScale Power Corporation and its subsidiaries, except that such terms refer to only NuScale Power Corporation and not its subsidiaries in the section entitled “Description of Securities.” Where appropriate, we differentiate between NuScale Power Corporation and its operating subsidiary, NuScale Power, LLC, by referring to them as “NuScale Corp” and “NuScale LLC,” respectively.
ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws that are not historical facts and that involve risks and uncertainties that could cause actual results to differ materially from expected or projected results. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•our financial and business performance, including financial projections and business metrics;
•our ability to obtain regulatory approvals to deploy our small modular reactor in the United States and abroad;
•forecasts regarding end-customer adoption rates and demand for our products in markets that are new and rapidly evolving;
•macroeconomic conditions;
•developments and projections relating to our competitors and industry;
•our anticipated growth rates and market opportunities;
•the period over which we anticipate existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
•the potential for our business development efforts to maximize the potential value of our portfolio; and
•our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” If one or more of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Except as expressly required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future.
iii

SUMMARY
This summary highlights selected information included in this prospectus, including information incorporated by reference, and does not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
NuScale
NuScale Power Corporation (“NuScale Corp,” “we,” “our” or “us”) is an advanced nuclear technology company that is developing a small modular nuclear reactor to generate steam for electrical generation, district heating, desalination, hydrogen production and other process heat applications. Our core technology, the NuScale Power Module (“NPM”), can generate 77 million watts of electrical power (“MWe”) and is premised on well-established nuclear technology principles, with a focus on the integration of components, simplification or elimination of systems and use of passive safety features. Our flagship power plant, named VOYGR, is a scalable plant design that can accommodate up to 12 NPMs with a total gross output of 924 MWe. We expect the first VOYGR power plant to be operational in 2029.
Background
NuScale Corp (formerly named “Spring Valley Acquisition Corp.”) was a blank check company incorporated under the laws of the Cayman Islands. On May 2, 2022, Spring Valley Acquisition Corp (“Spring Valley”), completed the following transactions pursuant to the Agreement and Plan of Merger dated December 13, 2021 (as amended) between Spring Valley, Spring Valley Merger Sub, LLC (“Merger Sub”) and NuScale Power, LLC (“NuScale LLC”): (a) the domestication of Spring Valley as a Delaware corporation and the change of its name to “NuScale Power Corporation”; and (b) the merger (“Merger”) of Merger Sub into NuScale LLC, with NuScale LLC surviving, through which the combined company was reorganized in an “UP-C” structure, with NuScale Corp serving as the sole manager of NuScale LLC. Immediately after the Merger, NuScale LLC was owned in part (indirectly through NuScale Corp) by former public and private shareholders of Spring Valley and in part directly by the historical equity owners of NuScale LLC (the “Legacy NuScale Equityholders”). In connection with the Merger, Spring Valley entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased an aggregate of 23,700,002 shares of Class A Common Stock of NuScale Corp (“Class A Common Stock”) for an aggregate purchase price of $235,000,000.
As a result of these transactions, immediately after the Merger, former shareholders of Spring Valley and the PIPE Investors owned shares of Class A Common Stock of NuScale Corp; NuScale Corp held (and continues to hold) NuScale LLC Class A Units with sole management control of NuScale LLC; and the Legacy NuScale Equityholders held NuScale LLC Class B Units and an equal number of shares of Class B Common Stock of NuScale Corp (which represent a right to cast one vote per share at the NuScale Corp level, and carry no economic rights), which they may convert into shares of Class A Common Stock.
Offering
With this prospectus, we may offer Class A Common Stock, preferred stock, debt securities, warrants, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $500,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.
Class A Common Stock. We may offer shares of our Class A Common Stock, par value $0.0001 per share.
Preferred Stock. We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors (the “Board”) or a committee designated by the Board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.
Debt Securities. We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our Board will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.
Warrants. We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our Board will determine the terms of the warrants.
Units. We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. Our Board will determine the terms of the units.

RISK FACTORS
Investment in the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” as updated in Part II, Item 1A of subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” which are incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation By Reference” in this prospectus. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including research and development costs, working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES
The following summary of provisions of securities we may issue under this prospectus does not purport to be complete and is subject to our Certificate of Incorporation (our “Charter”), our Bylaws (and together with our Charter, our “Organizational Documents”), the Registration Rights Agreement dated May 2, 2022 between us and other specified parties (the “Registration Rights Agreement”) and the provisions of applicable law. In addition to Class A Common Stock, which is described below, we may issue preferred stock, debt securities, warrants or units pursuant to this prospectus and any applicable prospectus supplement. We will describe the terms of such securities in more detail in prospectus supplement.
Our Charter authorizes the issuance of 512,000,000 shares of capital stock, par value $0.0001 per share, consisting of:
•332,000,000 shares of Class A Common Stock;
•179,000,000 shares of Class B Common Stock; and
•1,000,000 shares of preferred stock.
As of May 26, 2023, we had outstanding 73,509,796 shares of Class A Common Stock, 154,720,015 shares of Class B Common Stock, and warrants to purchase an aggregate of 18,458,701 shares of Class A Common Stock. Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “SMR.” On May 26, 2023, the closing sale price of our Class A Common Stock was $7.96 per share. Each share of Class B Common Stock represents the right to cast one vote, and is paired with a NuScale LLC Class B Unit; each Class B Unit may be converted into a share of Class A Common Stock (and upon such exchange the paired share of Class B Common Stock is cancelled). Our outstanding warrants are listed on the NYSE and trade under the symbol “SMR.WT.” On May 26, 2023, the closing sale price of our warrants was $1.70 per warrant.
DESCRIPTION OF CLASS A COMMON STOCK
Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with the holders of preferred stock); provided, that the holders of the outstanding shares of Class A Common Stock will be entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse compared to the Class B Common Stock.
Subject to the rights of the holders of any one or more series of preferred stock then outstanding, the number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”), and no vote of the holders of the Class A Common Stock voting separately as a class will be required therefor; provided, that the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding NuScale LLC Class B Units, and the cancellation of all Class B Common Stock, pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.
Holders of Class A Common Stock do not have the ability to cumulate votes for the election of directors. The Charter does not require the election of the directors to be by written ballot.
Notwithstanding the foregoing, to the fullest extent permitted by law and subject to the Charter, holders of shares of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding preferred stock if the holders of such preferred stock are entitled to vote as a separate class thereon under our Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.
Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.
Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of NuScale Corp, after payment or provision for payment of the debts and other liabilities of NuScale Corp and of the preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of NuScale Corp available for distribution ratably in proportion to the number of shares of Class A Common Stock.
Other rights. Except as provided in the Registration Rights Agreement (as applicable), the holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of the preferred stock that NuScale Corp may issue in the future and to the Registration Rights Agreement, as applicable.
Subject to the transfer and exchange restrictions set forth in the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC, holders of NuScale LLC Class B Units may exchange them for shares of Class A Common Stock (or cash), subject to certain restrictions.
DESCRIPTION OF PREFERRED STOCK
No shares of preferred stock are currently issued or outstanding. Our Charter authorizes the Board to establish one or more series of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized by our Charter (1,000,000 shares).
The authority of the Board to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Common Stock.
PROVISIONS OF DELAWARE LAW AND OTHER PROVISIONS THAT AFFECT STOCKHOLDER RIGHTS
Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents
Certain provisions of our Organizational Documents could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.
These provisions include:
Action by Written Consent; Special Meetings of Stockholders. The DGCL permits stockholder action by written consent unless otherwise provided by our Charter. Our Charter permits stockholder action by written consent until such time as we are no longer a “Controlled Company” pursuant to Section 303A.00 of the NYSE Listed Company Manual. Our Organizational Documents provide that special meetings of stockholders may be called only (i) by the chairperson of the Board, (ii) by our chief executive officer, (iii) at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies, or, (iv) until such time as we are no longer a “Controlled Company” pursuant to Section 303A.00 of the NYSE Listed Company Manual, pursuant to a written resolution adopted by holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; provided, that only proposals included in our notice may be considered at such special meetings.
Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Charter provides otherwise. Our Charter disallows cumulative voting. Any directors or the entire Board may be removed at any time, but only for cause, upon the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. These provisions could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.
Authorized but Unissued Shares. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Class A Common Stock (or warrants) remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.
Other Limitations on Stockholder Actions. Our Bylaws also impose procedural requirements on stockholders who wish to:
•make nominations in the election of directors;
•propose that a director be removed; or
•propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing, among other things, the following:
•the stockholder’s name and address;
•the number of shares beneficially owned by the stockholder and evidence of such ownership;
•the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;
•a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as borrowed or loaned shares, short positions, hedging or similar transactions;
•a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting; and
•any material interest of the stockholder in such business.
Our Bylaws set out the timeliness requirements for delivery of notice.
Limitations on Liability and Indemnification of Officers and Directors
Our Organizational Documents provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held to be not enforceable for violations of the federal securities laws of the United States.
Exclusive Forum
The Charter provides that, unless NuScale Corp consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (ii) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America; provided, that the Charter’s forum selection provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. For purposes of the Charter’s forum selection provision, “internal corporate claims” means claims, including claims in the right of NuScale Corp that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Stockholder Registration Rights
The Registration Rights Agreement provides certain Legacy NuScale Equityholders and Spring Valley Acquisition Sponsor, LLC and its affiliates with certain registration rights whereby, in certain circumstances, subject to certain lockup restrictions and the other terms and conditions of the Registration Rights Agreement, they have the right to require us to register under the Securities Act certain Registrable Securities (as defined in the Registration Rights Agreement). The Registration Rights Agreement also provides for “piggyback” registration rights for certain other parties thereto, subject to certain conditions and exceptions.
DESCRIPTION OF DEBT SECURITIES
General
The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate subordinated indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.
We have filed the forms of the indentures as exhibits to the registration statement. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.
The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.
Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.
Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.
We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:
•the title and type of the debt securities;
•the total principal amount or initial offering price of the debt securities;
•the date or dates when the principal of the debt securities will be payable;
•whether we will have the right to extend the stated maturity of the debt securities;
•whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;
•if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;
•the denominations in which any registered debt securities will be issuable;
•the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;
•the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;
•the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;
•any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;
•any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;
•whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;
•to whom interest will be payable
◦if other than the registered holder (for registered debt securities),
◦if other than upon presentation and surrender of the related coupons (for bearer debt securities), or
◦if other than as specified in the indentures (for global debt securities);
•whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;
•particular terms of subordination with respect to subordinated debt securities; and
•any other terms of the debt securities consistent with the provisions of the applicable indenture.
We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.
Registration and Transfer
We expect to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.
In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.
Conversion and Exchange
If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:
•the conversion price or exchange ratio;
•the conversion or exchange period;
•whether the conversion or exchange will be mandatory or at the option of the holder or us;
•provisions for adjustment of the conversion price or exchange ratio; and
•provisions that may affect the conversion or exchange if the debt securities are redeemed.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.
The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:
•the redemption date;
•the redemption price;
•if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);
•that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;
•the place or places where the debt securities are to be redeemed;
•whether the redemption is for a sinking fund; and

•any other provisions required by the terms of the debt securities of the series that are being redeemed.
On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.
Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.
Events of Default
Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:
•default for 30 days in the payment of any interest installment when due and payable;
•default in the making of any sinking fund payment when due;
•default in the payment of principal or premium (if any) when due at its stated maturity;
•default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 90 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;
•certain events of bankruptcy, insolvency and reorganization; and
•any other event of default provided with respect to that series of debt securities.
We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.
Acceleration of Maturity
Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series, together with accrued and unpaid interest, due and payable immediately. Events of default relating to bankruptcy events will automatically cause the principal amount of outstanding debt securities, together with accrued and unpaid interest, to be due and payable immediately.
Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:
•we have paid or deposited with the trustee a sum sufficient to pay:
•all overdue interest on all outstanding debt securities of that series and any related coupons,
•all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,
•to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

•all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and
•all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.
No rescission will affect any subsequent default or impair any right consequent thereon.
Waiver of Defaults
Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:
•in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon,
•to the extent applicable, relating to any failure to convert any convertible debt securities into common stock on request, or
•in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.
If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.
The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.
Modification of Indenture
We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:
•to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;
•establishing the form or terms of any series of debt securities issued under the supplemental indentures;
•adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;
•adding additional events of default for the benefit of the holders;
•to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;
•to secure the debt securities;

•add or provide for a guaranty of any debt security;
•to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;
•to evidence and provide for acceptance of a successor trustee; and
•to comply with the requirements of the Trust Indenture Act.
We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;
•reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;
•reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;
•change the place of payment where, or the currency in which, principal or interest on any debt security is payable;
•impair the right to institute suit for enforcement of payments;
•reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or
•modify any of the provisions described in this section.
Consolidation, Merger and Sale of Assets
Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:
•the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;
•immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and
•the trustees under the indentures receive certain officers’ certificates and opinions of counsel.
Satisfaction and Discharge
We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:
•have become due and payable;
•will become due and payable at their stated maturity within one year; or

•are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.
We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.
The Trustees
Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:
•the trustee is a trustee under another indenture under which our securities are outstanding;
•the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;
•we or our affiliates or underwriters hold certain threshold beneficial ownership interest in the trustee;
•the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;
•the trustee is one of our creditors; or
•the trustee or one of its affiliates acts as an underwriter or agent for us.
We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.
We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
Unless otherwise described in the prospectus supplement relating to a particular offering, each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:
•the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;
•any applicable material United States federal income tax considerations;
•the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;
•the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;
•provisions for changes to or adjustments in the exercise price;
•if applicable, the minimum or maximum number of warrants that may be exercised at any one time;
•information with respect to any book-entry procedures;
•any anti-dilution provision of the warrants;
•any redemption or call; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
DESCRIPTION OF UNITS
We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in one or more of the following ways from time to time:
•to or through underwriters or dealers for resale to the purchasers;
•directly to purchasers;
•through agents or dealers to the purchasers; or
•through a combination of any of these methods of sale.
In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).
A prospectus supplement with respect to each series of securities will include, to the extent applicable:
•the terms of the offering;
•the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;
•the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;
•that the securities are being solicited and offered directly to institutional investors or others;
•any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and
•any securities exchange on which the securities may be listed.
Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices at the time of sale; or
•at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
•on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
•to or through a market maker otherwise than on the NYSE or those other securities exchanges or quotation or trading services.
Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.
In addition, we may sell some or all of the securities covered by this prospectus through:
•purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;
•block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.
We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.
The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.
If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.
If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.
Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.
Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS
Stoel Rives LLP has passed upon the validity of the securities of NuScale Corp offered by this prospectus and certain other legal matters related to this prospectus. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of NuScale Power Corporation appearing in NuScale Power Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.nuscalepower.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We disclose important information to you in this prospectus by referring you to document filed separately with the SEC. The information incorporated by reference is part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
•our Current Report on Form 8-K filed June 1, 2023; and
•the description of securities set forth in the section titled “Description of NuScale Corp’s Capital Stock” in the combined prospectus/proxy statement dated April 7, 2022 and filed pursuant to Rule 424(b)(3) on April 8, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.
All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and will form part of this prospectus from the date of the filing of such reports and documents.
You may request additional free copies of this prospectus and a free copy of any documents incorporated by reference in this prospectus you should contact us by telephone or in writing: NuScale Power Corporation, Attn: Corporate Secretary, 6650 SW Redwood Lane, Suite 210, Portland, OR 97224; (971) 371-1592.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing fee payable to the U.S. Securities and Exchange Commission (the “SEC”).

SEC registration fee	$55,100
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.
Item 15. Indemnification of Directors and Officers.
Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.
Additionally, the registrant’s certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) limit the liability of the registrant’s directors and officers to the fullest extent permitted by the DGCL, and provide that the registrant will indemnify its directors and officers to the fullest extent permitted by the DGCL.
The registrant has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers, and other employees as determined by its board of directors. Under the terms of such indemnification agreements, the registrant is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was the registrant’s director or officer or was serving at the registrant’s request in an official capacity for another entity. The registrant must indemnify its officers and directors against all reasonable fees, expenses, charges, and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness, or participate in any completed, actual, pending, or threatened action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require the registrant, if so requested, to advance all reasonable fees, expenses, charges, and other costs that such director or officer incurred; provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the registrant. Any claims for indemnification by the registrant’s directors and officers may reduce its available funds to satisfy successful third-party claims against the registrant and may reduce the amount of money available to the registrant.
The registrant also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16. Exhibits and Financial Statement Schedules.
(a)Exhibits. See the exhibit index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b)Financial Statement Schedules. None.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 21.    Exhibits and Financial Statements Schedules
(a) Exhibits.

Exhibit Number	Description
1.1 +	Form of Underwriting Agreement
1.2 +	Form of Distribution Agreement or At Market Issuance Sales Agreement
2.1 †
Agreement and Plan of Merger, dated as of December 13, 2021, by and among Spring Valley, Merger Sub and NuScale LLC (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed with the SEC on April 8, 2022)

2.2
Amendment to Agreement and Plan of Merger, dated as of December 28, 2021, by and among Spring Valley, Merger Sub and NuScale LLC (incorporated by reference to Annex A-I to the Proxy Statement/ Prospectus filed with the SEC on April 8, 2022)

2.3
Second Amendment to Agreement and Plan of Merger, dated as of April 14, 2022, by and among Spring Valley, Merger Sub and NuScale LLC (incorporated by reference to Exhibit 2.1 to Spring Valley’s Current Report on Form 8-K, filed with the SEC on April 15, 2022)

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed by the Registrant on November 20, 2020)
4.2
Warrant Agreement between Continental Stock Transfer & Trust Company and Spring Valley Acquisition Corp., dated November 23, 2020 (incorporated by reference to Annex L to the Proxy Statement/ Prospectus filed on April 8, 2022)

4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5+	Form of Senior Debt Security
4.6+	Form of Subordinated Debt Security
4.7+	Form of Certificate of Designation for Preferred Stock
4.8+	Form of Preferred Stock Certificate
4.9+	Form of Warrant Agreement and Certificate
4.10+	Form of Unit Agreement and Certificate
5.1	Opinion of Stoel Rives LLP
23.1	Consent of Ernst & Young LLP independent registered accounting firm for NuScale Power Corporation
23.2	Consent of Stoel Rives LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
25.1+	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
25.2+	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
107	Filing Fee Table
__________________
+       To be subsequently filed, if applicable, by an amendment to this registration statement or by a Current Report on Form 8-K.

†Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, Oregon on the 1st day of June, 2023.

NUSCALE POWER CORPORATION
By:	/s/ Chris Colbert
	Name:	Chris Colbert
	Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John L. Hopkins, Chris Colbert and Robert Temple, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John L. Hopkins	Chief Executive Officer, Director (Principal Executive Officer)	June 1, 2023
John L. Hopkins

/s/ Chris Colbert	Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2023
Chris Colbert

/s/ Alan L. Boeckmann	Director	June 1, 2023
Alan L. Boeckmann

/s/ Alvin C. Collings, III	Director	June 1, 2023
Alvin C. Collins, III

/s/ James T. Hackett	Director (Chairman)	June 1, 2023
James T. Hackett

/s/ Kent Kresa	Director	June 1, 2023
Kent Kresa

/s/ Christopher J. Panichi	Director	June 1, 2023
Christopher J. Panichi

/s/ Christopher Sorrells	Director	June 1, 2023
Christopher Sorrells

/s/ Kimberly O. Warnica	Director	June 1, 2023
Kimberly O. Warnica

/s/ Bum-Jin Chung	Director	June 1, 2023
Bum-Jin Chung

/s/ Shinji Fujino	Director	June 1, 2023
Shinji Fujino